EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-52648, 333-120968, 333-148339, 333-159590 and 333-171941 on Form S-8 of Endo Pharmaceuticals Holdings Inc. and subsidiaries (the “Company”) of our reports dated February 28, 2011, relating to the consolidated financial statements and financial statement schedule of the Company and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania February 28, 2011